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                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-63082

      Prospectus Addendum to the Prospectus Supplement dated June 25, 2001 and the Prospectus dated June 25, 2001.

                         THE GOLDMAN SACHS GROUP, INC.
[GOLDMAN SACHS LOGO]
                          Medium-Term Notes, Series B

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     You should read the accompanying prospectus supplement, which gives the specific terms of the offered notes, together with the accompanying prospectus dated June 25, 2001 and prospectus supplement dated June 25, 2001 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered notes, please note that all references in it to the prospectus dated May 18, 1999, the prospectus dated February 16, 2000 or the prospectus dated May 8, 2000, as supplemented by the prospectus supplement dated May 10, 2000, or to any sections of those documents, should refer instead to the accompanying prospectus dated June 25, 2001, as supplemented by the accompanying prospectus supplement dated June 25, 2001, or to the corresponding sections of these accompanying documents, as appropriate.

     The accompanying prospectus dated June 25, 2001, as supplemented by the accompanying prospectus supplement dated June 25, 2001, supersedes the prospectus dated May 18, 1999, the prospectus dated February 16, 2000 and the prospectus dated May 8, 2000, as supplemented by the prospectus supplement dated May 10, 2000.

     Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the notes in market-making transactions.

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                              GOLDMAN, SACHS & CO.
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                    Prospectus Addendum dated June 25, 2001.